UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2025

DOLPHIN ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Florida	001-38331	86-0787790
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 Alhambra Circle, Suite 1200, Coral Gables, Florida 33134
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (305) 774 -0407

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.015 par value per share	DLPN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

Amendment of Previously Issued Promissory Notes

As previously disclosed, on each of October 4, 2022 and December 15, 2022, Dolphin Entertainment, Inc. (the “Company”) issued two promissory notes in the amount of $500,000 each (as amended, the “Promissory Notes”) to an existing investor of the Company. On August 26, 2025, the Company and the holder agreed to amend the Promissory Notes (the “Third Amendments”) to (i) extend the maturity date of the Promissory Notes to August 26, 2030 and (ii) fix the conversion price at $1.07 per share. Per the terms of the Third Amendments, the Holder may convert the $1,000,000 outstanding principal balance of the Promissory Notes and the accrued interest thereon into an amount of shares of the Company’s common stock (“Common Stock”) equal to the quotient obtained by dividing (i) the principal and interest being converted by (ii) $1.07 per share, the average closing price of the Common Stock for the five trading days immediately preceding August 26, 2025.

The foregoing description of the Promissory Notes and the Third Amendments does not purport to be complete and is qualified in its entirety by reference to the Form of Note, attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2023 and the Form of Third Amendment attached hereto as Exhibit 10.1, which are incorporated by reference herein.

Issuance of Convertible Notes

 Between August 21, 2025 and August 26, 2025, the Company entered into five subscription agreements (the “Subscription Agreements”) with investors for five convertible promissory notes (each a “Notes”) in the aggregate principal amount of $800,000 and received cash proceeds of $800,000. The Notes bear interest at a rate of 10% per annum. All of the Notes mature five years from their issuance dates. The noteholders may convert the principal balance of the Notes and any accrued interest thereon at any time before the maturity date of the Notes into common stock of the Company (“Common Stock”). The conversion price of two $100,000 Notes is $1.04 per share the closing price for the Common Stock on the date of their issuance, and the conversion price of two $100,000 Notes and one $400,000 Note is $1.07 per share, the average closing price of the Common Stock for the five trading days immediately preceding their date of issuance.

The foregoing description of the terms of the Subscription Agreements, the Notes and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the form of Subscription Agreement and the form of Note, which are included as Exhibits 4.1 and 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2023 and are incorporated herein by reference.

The issuance and sale of the Notes, and any shares of common stock to be issued upon conversion thereof will be issued, by the Company in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Third Amendment to Promissory Notes
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLPHIN ENTERTAINMENT, INC.

Date: August 29, 2025	By:	/s/ Mirta A. Negrini
Mirta A. Negrini
Chief Financial Officer